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                                                                    Exhibit 23.3

               Consent of Independent Certified Public Accountant
                            Marks Paneth & Shron LLP
                          Certified Public Accountants
                                622 Third Avenue
                               New York, NY 10017


The Board of Directors

Wellsford Real Properties, Inc. ("Wellsford")

We consent to the use of our report dated February 16, 2007 in the Form S-4/A (which Form is dated April 11, 2007) of Wellsford for the registration of securities pursuant to the merger transaction between Wellsford and Reis, Inc. and to the reference to the undersigned under the heading "Experts" therein.



/s/ Marks Paneth & Shron LLP

Marks Paneth & Shron LLP

New York, NY

April 10, 2007